EXHIBIT 10.1

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of May 8, 2004, by and between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office at 4410 Arapahoe Avenue, Suite 200, Boulder, CO 80303 and ADVANCED ENERGY INDUSTRIES, INC. (“Borrower”), whose address is 1625 Sharp Point Drive, Fort Collins, CO 80525.

1. DESCRIPTION OF EXISTING AGREEMENT. Among other Obligations, which may be owing by Borrower to Bank, Borrower is or may become indebted to Bank pursuant to, among other documents, a Loan and Security Agreement dated May 10, 2002, as it may be amended from time to time (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS. Bank hereby agrees to modify the Loan Agreement as follows:

1.	Subsection (a) of Section 2.1.1 entitled “Revolving Advances” is hereby amended to read as follows:

(a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, if applicable, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus (iii) the FX Reserve and all amounts for services utilized under the Cash Management Services Sublimit. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. Notwithstanding the foregoing, the Borrowing Base shall not be applied at any time that the aggregate amount of Credit Extensions outstanding, or that would be outstanding immediately following a requested Advance, are equal to or less than $15,000,000.

2.	Subsection (b) of Section 6.2 entitled “Financial Statements, Reports, Certificates” is hereby amended to read as follows:

(b) Within 30 days after the last day of each month if during such month the aggregate amount of all Credit Extensions outstanding at any time during such month exceed $15,000,000, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

3.	Subsection (d) of Section 6.2 entitled “Financial Statements, Reports, Certificates” is hereby amended to read as follows:

(d) At any time that the aggregate amount of outstanding Credit Extensions, exclusive of interest thereon, exceeds $15,000,000 and remains outstanding for 30 consecutive days, Borrower will allow Bank to conduct an initial audit and thereafter annual audits of Borrower’s Collateral at Borrower’s expense. Such audits will be conducted no more often than once every year after the initial audit, unless an Event of Default has occurred and is continuing.

4.	Section 7.1 entitled “Dispositions” is hereby amended as follows:

Convey, sell, lease, transfer or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out, damaged, or obsolete Equipment; (iv) which constitute liquidation of Investments as permitted in Section 7.6(i); or (v) of other assets which do not exceed in the aggregate $5,000,000 in net book value in any one year.

5.	Section 13.1 entitled “Definitions” is hereby amended as follows:

(i) to change the definition of “Borrowing Base” to read:

“Borrowing Base” is (i) 80% of Eligible Accounts plus (ii) the lesser of 25% of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or $5,000,000, as determined by Bank from Borrower’s most recent Borrowing Base Certificate.

(ii) to change subpart (g) of the definition of “Permitted Indebtedness” to read:

(g) Indebtedness of AE-Japan up to an aggregate principal amount of $15,000,000.

and (iii) to change the definition of “Revolving Maturity Date” to read:

“Revolving Maturity Date” is May 7, 2005.

6.	Exhibit D attached hereto shall be substituted for that attached to the Loan Agreement.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE AND EXPENSES. Borrower shall pay to Bank a fee in the amount of Two Thousand Five Hundred and No/100 Dollars ($2,500.00) (the “Loan Fee”) plus all of Bank’s reasonable out-of-pocket expenses in connection with this Loan Modification Agreement.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified

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pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon receipt by Bank of the Loan Fee and a fully executed counterpart hereof.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

ADVANCED ENERGY INDUSTRIES, INC.	SILICON VALLEY BANK

By: /s/ Michael El-Hillow	By: /s/ Frank Amoroso

Name: Michael El-Hillow	Name: Frank Amoroso

Title: Executive V.P. and CFO	Title: VP

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EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK 3003 Tasman Drive Santa Clara, CA 95054

FROM:	ADVANCED ENERGY INDUSTRIES, INC.

     The undersigned authorized officer of Advanced Energy Industries, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending      with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

     Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Annual (Audited)	FYE within 90 days	Yes	No
10-Q, 10-K and 8-Ks	Within 5 days after filing with SEC	Yes	No
A/R & A/P Agings	Monthly within 30 days*	Yes	No
Borrowing Base Certificate	Monthly within 30 days*	Yes	No
Collateral Audit	Initial and Annual**	Yes	No

Financial Covenant	Required	Actual	Complies
Maintain on a Quarterly Basis:
Minimum Quick Ratio	2.00:1.0	:1.00	Yes	No
Minimum Tangible Net Worth + SD +	$220,000,000 plus	$	Yes	No
CNs	50% of quarterly profit

*Only after outstandings exceed $15,000,000 **After outstandings exceed $15,000,000 for 30 days

Comments Regarding Exceptions: See Attached.
Sincerely,

Advanced Energy Industries, Inc.

SIGNATURE

TITLE

DATE

BANK USE ONLY

Received by:

AUTHORIZED SIGNER

Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

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SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	Advanced Energy Industries, Inc.
LOAN OFFICER:	Frank Amoroso
DATE:	May 12, 2004

Documentation Fee	1,000.00
UCC Costs	250.00
Loan Fee	2,500.00
TOTAL FEE DUE	$3,750.00

Please indicate the method of payment:

☐ A check for the total amount is attached.

☐ Debit DDA # ______________ for the total amount.

☐ Loan proceeds

Borrower	(Date)

Silicon Valley Bank	(Date)
Account Officer’s Signature